AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Schedule 13D dated January 10, 2001 relating to the Common Shares, no par value, of Moore Corporation Limited, and such other amendments as may be filed by them hereafter, are being filed with the Securities and Exchange Commission on behalf of each of them.

January 10, 2001                CHANCERY LANE/GSC INVESTORS L.P.
                                By CLGI, INC., its general partner:

                                By:  /s/ R. Theodore Ammon
                                  -------------------------------------
                                    R. Theodore Ammon
                                    Chairman


                               CLGI, INC.

                               By:  /s/ R. Theodore Ammon
                                  ------------------------------------
                                    R. Theodore Ammon
                                    Chairman


                               R. THEODORE AMMON

                                 /s/ R. Theodore Ammon
                               ----------------------------------